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                                                                    EXHIBIT 23.6


                        CONSENT OF NORMAN J. METCALFE

        I consent to being named, in the Registration Statement on Form S-1 to be filed by First Sierra Financial, Inc., as about to become a director of First Sierra Financial, Inc.



/s/ Norman J. Metcalfe
-------------------------
Norman J. Metcalfe
Date:  February 25, 1997